[PSE&G Logo]

Public Service Electric   P.O. Box 236   Hancocks Bridge, New Jersey 08038-0236
  and Gas Company

Nuclear Business Unit


                                             December 20, 1999
                                             LR-N99529
                                             LCR H99-13 & LCR S99-23
                                             Docket Nos. 50-272, 50-311 & 50-354

U.S. Nuclear Regulatory Commission
Attention: Document Control Desk
Washington, D.C. 20555

Re: Salem Generating Station, Unit 1, Operating License No. DPR-70 Salem Generating Station, Unit 2, Operating License No. DPR-75
     Hope Creek Generating Station, Unit 1, Operating License No. NPF-57 Proposed Transfer of Non-Operating Ownership Interests

Gentlemen:

          In accordance with Section 184 of the Atomic Energy Act and 10 C.F.R.
section 50.80, Public Service Electric and Gas Company ("PSE&G"), PSEG Nuclear LLC ("PSEG Nuclear"), Atlantic City Electric Company ("ACE"), and Delmarva Power and Light Company ("DP&L") request Nuclear Regulatory Commission ("NRC") consent to the transfer of the minority, non-Operating ownership interests of ACE and DP&L in the Salem Generating Station, Units 1 and 2, and the Hope Creek Generating Station, to PSEG Nuclear LLC. PSE&G also requests, pursuant to 10 C.F.R. sections 50.90 - 50.92, conforming administrative license amendments to reflect this transfer of ownership interests.1

---------------

1 On June 4, 1999, PSE&G applied to the NRC for consent to transfer PSE&G's 42.49% interests in the two Salem units and the 95.0% interest in Hope Creek, as well as operational responsibility for all three units, to PSEG Nuclear. The consent and conforming administrative license amendments have not yet been issued and the proposed restructuring has not yet been completed. In the event that the NRC completes its review of this proposed transfer, and the transaction addressed here will close prior to the restructuring, the ownership of the ACE and DP&L shares will be transferred to PSE&G, the current NRC licensee, for an interim period until the restructuring and transfer to PSEG Nuclear is completed.

2 PECO Energy owns a 42.59% non-operating interest in each of the two Salem units. Those interests are not involved in the present proposed transfer.

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LR-N99529


          PSE&G currently owns 42.59% each of Salem Units - 1 and 2, and 95% of the Hope Creek unit. PSE&G is also the operator of the Salem and Hope Creek stations. The current, combined ownership interests of ACE and DP&L are 14.82% of each of the Salem units. ACE holds a 5.0% interest in the Hope Creek unit.2 (ACE and DP&L are wholly-owned subsidiaries of Conectiv.)

          On September 27, 1999, PSEG Power LLC (an affiliate of PSE&G and the parent of PSEG Nuclear), PECO Energy, ACE, and DP&L executed purchase agreements related to all of ACE's and DP&L's nuclear generating interests. As relevant to this application, the parties agreed that ACE and DP&L will transfer their interests in the Salem and Hope Creek units to PSEG Power.3 The purchase agreements allow PSEG Power to assign its right to purchase the shares to PSEG Nuclear. Upon receipt of necessary regulatory approvals and completion of the transactions, PSEG Power will either assign that right to PSEG Nuclear and PSEG will acquire the interests, or PSEG Power will acquire the interests and transfer them to PSEG Nuclear.

          The information related to the proposed transfer and the conforming license amendments, as required by 10 C.F.R. sections 50.80, 50.33, and 50.90, is included in Attachment 1. As explained therein, the proposed transfer will not:

               (1) involve any physical change to the facility or to operating procedures;

               (2)  alter the day-to-day management of the plant by PSEG
     Nuclear;

               (3) result in foreign ownership, control or domination of the licenses;

               (4) affect the financial qualifications of PSEG Nuclear or the financial assurance for decommissioning of the units; or

               (5)  require any NRC antitrust review.

---------------

3 The ACE and DP&L interests in nuclear generating assets include, in addition to the Salem and Hope Creek interests addressed herein, interests in the Peach Bottom Atomic Power Station, Units 2 and 3. The transfer of the Peach Bottom ownership interests to PECO Energy and PSE&G are being addressed in a separate application to the NRC.

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LR-N99529


          In summary, the proposed transfers and conforming administrative amendments will not be inimical to the common defense and security or result in any undue risk to public health and safety. The transaction will merely increase PSEG Nuclear's ownership shares in the three units as well as its corresponding entitlements to energy and capacity from the units. The proposed transferee is qualified to be the holder of the licenses now held by ACE and DP&L, and the transfer of the licenses is consistent with applicable laws and with the regulations and orders of the NRC.

          The Attachment includes a mark-up of the facility operating licenses and relevant portions of the plant Technical Specifications reflecting the transfers (Appendices 1 through 3). The Attachment also includes an evaluation of the conforming amendments, which confirms the NRC's generic findings in 10 C.F.R. section 2.135(a) that the amendments involve no significant hazards consideration (Appendix 4).

          The consent of ACE and DP&L to the filing of this transfer application is indicated in Appendix 5.

          The parties to this transaction are presently planning to complete the transfer by March 31, 2000. Accordingly, NRC approval is requested by no later than March 15, 2000, to be made effective at that time with an effectiveness period through March 14, 2001, to provide sufficient time for administrative activities and contingencies related to completing the transaction.

          If the NRC reviewers have questions or require additional information concerning this transfer, please contact Jeffrie J. Keenan, counsel for PSEG Nuclear at (856) 339-5429.

                                        Sincerely,


                                        /s/ Mark B. Bezilla
                                        ----------------------------------------

Attachment
Affidavit

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LR-N99529


C    Mr. H. Miller, Administrator - Region I
     U. S. Nuclear Regulatory Commission
     475 Allendale Road
     King of Prussia, PA  19406

     Mr. R. Ennis
     Licensing Project Manager - Hope Creek
     U. S. Nuclear Regulatory Commission
     One White Flint North
     Mail Stop 8B1
     11555 Rockville Pike
     Rockville, MD  20852

     Mr. W. Gleaves
     Licensing Project Manager - Salem
     U. S. Nuclear Regulatory Commission
     One White Flint North
     Mail Stop 8B1A
     11555 Rockville Pike
     Rockville, MD  20852

     USNRC Senior Resident Inspector (X24)

     Mr. K. Tosch, Manager IV
     Bureau of Nuclear Engineering
     P. O. Box 415
     Trenton, NJ  08625

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LR-N99529


BC   President & CNO (X10)
     Vice President - Technical Support (X10)
     Director - QA/NT/EP (X01)
     Manager - Licensing and Regulation (N21)
     Manager - Financial Control & Co-Owner Affairs (N07)
     Program Manager - Nuclear Review Board (N38)
     J. Keenan, Esq. (N21)
     NBU RM (N64)
     Microfilm Copy
     File Nos. 2.3.1 (Hope Creek LCR H99-13 and S99-23)

                                                                 REF: LCR H99-13
                                                                      LCR S99-23
                                                                      LR-N99529


STATE OF NEW JERSEY                     )
                                        )    SS.
COUNTY OF SALEM                         )


M. B. Bezilla, being duly sworn according to law deposes and says:

I am Vice President - Operations of Public Service Electric and Gas Company, as such, I find the attachment accompanying this correspondence (LR-N99529), concerning the Salem Generating Station, Units 1 and 2, and the Hope Creek Station, Unit 1, are true to the best of my knowledge, information and belief.



                                        /s/ Mark B. Bezilla
                                        ----------------------------------------


Subscribed and Sworn to before me
this  20th  day of December, 1999


/s/ Jennifer M. Turner
---------------------------------
Notary Public of New Jersey
My Commission Expires July 25, 2000

Document Control Desk                                               Attachment 1
LR-N99529


                              Information Submitted
             In Support of Proposed License Transfer and Conforming
                        Administrative License Amendments
         (NRC Facility Operating License Nos. DPR-70, DPR-75 and NPF-57)

I.   INTRODUCTION

          Public Service Electric and Gas Company ("PSE&G"), PSEG Nuclear LLC ("PSEG Nuclear"), Atlantic City Electric Company ("ACE"), and Delmarva Power and Light Company ("DP&L"), submit the following information and request, pursuant to 10 C.F.R. section 50.80, Nuclear Regulatory Commission ("NRC") consent to the transfer of the minority, non-operating ownership interests of ACE and DP&L in the Salem Generating Station, Units 1 and 2, and the Hope Creek Generating Station. These interests will be transferred to PSEG Nuclear. The transfers do not involve any physical change to the nuclear pants, nor will they result in any changes in the day-to-day operations of the three units. These units will be operated by PSEG Nuclear using the same management and operating staff as at the present time.1

                  PSE&G currently own 42.59% each of Salem Units 1 and 2, and 95% of the Hope Creek unit. As addressed in 6 separate license transfer application, PSE&G is presently in the process of transferring those interests to PSEG Nuclear. ACE and DP&L collectively own 14.82% of each of the two Salem units. ACE holds a 5.0% interest in the Hope Creek unit.2

          On September 27, 1999, PSEG Power LLC ("PSEG Power") (the parent company of PSEG Nuclear), PECO Energy, ACE, and DP&L executed purchase

---------------

1 On June 4, 1999, PSE&G applied to the NRC for consent to transfer PSE&G's 42.59% interests in the two Salem units and the 95.0% interest in Hope Creek, as well as operational responsibility for all three units, to PSEG Nuclear. The consent and conforming administrative license amendments have not yet been issued and the proposed corporate restructuring has not yet been completed. In the event that the NRC completes its review of this proposed transfer and the transaction addressed here will close prior to the restructuring, the ownership of the ACE and DP&L shares will be transferred to PSE&G, the current NRC licensee, for an interim period until the restructuring and transfer to PSEG Nuclear is completed.

2 PECO Energy owns a 42.59% non-operating interest in each of the two Salem units. These interests are not involved in this proposed transfer.

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LR-N99529


agreements related to all of ACE's and DP&L's nuclear generating interests. As relevant to this application, the parties agreed that ACE and DP&L will transfer their interests in the Salem and Hope Creek units to PSEG Power. The purchase agreements allow PSEG Power to assign its right to purchase the ACE and DP&L interests to PSEG Nuclear. Upon receipt of necessary regulatory approvals and completion of the transactions, PSEG Nuclear will either acquire the interests from ACE and DP&L directly, or from PSEG Power. In either event, the present ownership interests of ACE and DP&L will be consolidated with PSEG Nuclear's interests in the same plants. PSEG Nuclear's share of the Salem units at that time will be 57.41 %; PSEG Nuclear will own 100% of Hope Creek.

          ACE and DP&L also currently own interests in the Peach Bottom Atomic Power Station, Units 2 and 3. The transfers of these interests to PSEG Nuclear and PECO Energy are being addressed in a separate application to the NRC.

          Because the proposed transfers addressed in this application affect named licensees (ACE and DP&L), the licensees also request NRC approval of certain administrative amendments to conform the operating licenses and plant Technical Specifications to reflect the transfers. Proposed license and Technical Specification changes are shown in mark-ups included as Appendix 1 (Salem Unit 1), Appendix 2 (Salem Unit 2), and Appendix 3 (Hope Creek). The safety evaluation confirming that these proposed changes involve no significant hazards consideration is provided in Appendix 4.

          Administrative changes to controlled documents other than the operating licenses and the Technical Specifications may be necessary upon completing the transfers of the ownership interests (e.g., to delete references to ACE or DP&L). These changes will be made in due course, consistent with applicable internal processes.

          The consent of ACE and DP&L to the filing of this transfer application is provided in Appendix 5.


II. STATEMENT OF PURPOSE OF TRANSFER AND NATURE OF THE TRANSACTION MAKING THE TRANSFER NECESSARY OR DESIRABLE

          The purpose of the transfer is to reflect the transaction discussed above, which is in response to the restructuring of the electric utility industry in New Jersey and Pennsylvania. ACE and DP&L have, in exercising their business judgment, opted to divest their respective interests in the nuclear generating assets. PSEG Power and PSEG Nuclear have opted to purchase those interests. Following completion of a corporate restructuring, PSEG Nuclear will hold the current licensed interests of PSE&G, present owner and the operator of the three units involved. As a result of the transaction, PSEG Nuclear will

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LR-N99529


obtain a proportionate increase in its entitlements to capacity and energy from the units, and will assume a proportionate increase in obligations for operation, maintenance, and eventual decommissioning of the units.


III. GENERAL CORPORATE INFORMATION REGARDING PSEG NUCLEAR

     A.   Name of Licensee

          Following approval and completion of both the PSE&G restructuring and the present transfer, the license holder of the ACE and DP&L interests will be PSEG Nuclear. (In the event that the restructuring is not completed prior to closing the present transaction, the transferee for an interim period will be the present licensee, PSE&G.)3

     B.   Address: PSEG Nuclear

          80 Park Plaza
          Newark, New Jersey 07102

     C.   Description of Business

          As discussed in the license transfer application of June 4, 1999, addressing the transfer of the Salem and Hope Creek operating licenses from PSE&G to PSEG Nuclear, PSE&G Nuclear is a limited liability company organized under the laws of the State of Delaware. PSEG Nuclear is a wholly-owned subsidiary of PSEG Power, which is a wholly-owned subsidiary of Public Service Enterprise Group, Inc. ("Enterprise"). PSEG Nuclear was formed to acquire the interests in nuclear stations owned by Enterprise and its subsidiaries, and to operate the Salem and Hope Creek units. PSEG Nuclear will be engaged principally in the nuclear generation of electricity as an exempt wholesale generator authorized to sell electricity at market-based rates.

---------------

3    See note 1 above.

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     D.   Organization and Management

                                    DIRECTORS

Frank Cassidy
Harold W. Keiser
Steven R. Teitelman

                                    OFFICERS

Harold W. Keiser
President

Louis Storz
Senior Vice President, Nuclear Operations

Morton A. Plawner
Treasurer

Elbert Simpson
Senior Vice President and Chief Administrative Officer

Mark B. Bezilla
Vice President, Nuclear Operations

David F. Garchow
Vice President, Nuclear Technical

Martin J. Trum
Vice President, Nuclear Maintenance

Timothy J. O'Connor
Vice President, Nuclear Plant Support

Edward J. Biggins
Secretary


     E.   Class of License

          The operating licenses for Salem, Units 1 and 2, were issued under
Section 104b of the Atomic Energy Act ("AEA"). The Hope Creek operating license was issued under Section 103 of the AEA. The proposed license transfer would not involve a change in the class of operating license.

     F.   Foreign Ownership and Control

          The shares of common stock of Enterprise are publicly traded and widely held. PSEG Nuclear is wholly-owned by PSEG Power, which is a wholly-owned subsidiary of Enterprise. The directors and officers of PSEG Nuclear, PSEG Power, and Enterprise are U.S. citizens. Neither PSEG Nuclear, PSEG Power, nor Enterprise is owned, controlled, or dominated by any alien, foreign corporation, or foreign government.

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LR-N99529


IV.  TECHNICAL QUALIFICATIONS

          No changes to the management and organizations presently engaged in operation of the Salem and Hope Creek units will result from the proposed transfer of ACE's and DP&L's non-operating ownership interests to PSEG Nuclear. As the successor to PSE&G, PSEG Nuclear will be technically qualified to operate the facilities.


V.   FINANCIAL QUALIFICATIONS

          PSEG Nuclear is not an "electric utility." Under NRC's regulations, PSEG Nuclear must demonstrate its financial qualifications with respect to the acquisition of additional ownership shares of Salem Units 1 and 2, Hope Creek, and Peach Bottom Units 2 and 3.

          In the license transfer applications of June 4, 1999 and July 1, 1999, related to transferring PSE&G's current 42.59% interests in the two Salem units, 95.0% interest in the Hope Creek unit, and 42.49% interests in the Peach Bottom units to PSEG Nuclear, PSEG Nuclear demonstrated its financial qualifications with respect to its shares of the operating costs of the five nuclear units. The present proposed transfer, involving the acquisition of additional interests in these units, does not impact PSEG Nuclear's financial qualifications as demonstrated therein.

          NRC's regulations4 and guidance5 require non-electric utility applicants to submit estimates for total annual operating costs for each of the first 5 years of operation of the facilities, as well as information on the source(s) of funds to cover those operating costs. The information provided in the June 4, 1999 transfer application included estimates of the operating costs for which PSEG Nuclear will be responsible due to its ownership of shares of five nuclear units. In acquiring the ownership interests of ACE and DP&L, PSEG Nuclear is increasing its pro-rata share of the financial obligations related to these units and therefore its operating costs will increase proportionately. PSEG Nuclear is likewise proportionately increasing its entitlements to capacity and energy from the units.

---------------

4    10 C.F.R. section 50.33(f)(2).

5 See NUREG-1577, Rev. 1, "Standard Review Plan on Power Reactor Licensee Financial Qualifications and Decommissioning Funding Assurance" (March
     1999).

6 Under the New Jersey restructuring plan, in order to provide a transition to a competitive retail market, PSE&G retains a three-year obligation to provide BGS to those customers who remain with the utility. The BGS will be supplied on the basis of competitive bid beginning in year four.

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          PSEG Nuclear's sources of funds remain the same and remain more than sufficient to cover the additional operating costs. PSEG Nuclear will recover these costs by sales of energy and capacity to PSEG Energy Resources and Trade LLC ("PSEG ERT"), the affiliated power marketer. The power purchase agreement between PSEG Nuclear and PSEG ERT, which has been filed with the Federal Energy Regulatory Commission, obligates PSEG ERT to take all energy or capacity from PSEG Nuclear's generating assets, and to make payments to PSEG Nuclear covering all costs incurred in operating and maintaining the units.

          The source of funds to cover the nuclear generating costs will be sales of power by PSEG ERT, including power from all five nuclear generating units in which PSEG Nuclear has an ownership interest and power from the non-nuclear generating capacity held by PSEG Fossil LLC ("PSEG Fossil"). As discussed in the June 4, 1999 transfer application for Salem and Hope Creek, PSEG ERT will sell power for at least three years to PSE&G, the affiliated electric utility, in order for PSE&G to meet the full retirements of PSE&G's obligation to provide Basic Generation Service ("BGS").6 PSE&G will sell remaining power on the competitive wholesale market at market prices. The June 4, 1999 transfer application included market price and capacity factor assumptions.7

          PSEG Power is the holding company that wholly-owns PSEG Nuclear, PSEG ERT, and PSEG Fossil. In the June 4, 1999 transfer application, PSE&G also provided an Income Statement and Cash Flow Projection for PSEG Power from January 1, 2000 through December 31, 2004. This Income Statement and Cash Flow Projection incorporated business models and assumptions that included 5000 Mw of projected additional generation capacity, specifically including (and modeling) acquisition of the additional nuclear generation interests to be obtained from ACE and DP&L from both cost and revenue perspectives. While the company's business models and financial projections are currently being revised, this Income Statement and Cash Flow Projection previously provided remains a valid indicator of the financial qualifications of PSEG Nuclear to obtain the interests here at issue.8

---------------

7 Nuclear output used to satisfy the BGS obligation may in fact generate revenue at rates in excess of the projected market.

8 PSE&G is currently developing and revising financial projections for the ratings agencies and the debt offering for PSEG Power. To the extent necessary, PSE&G would in the near future be able to provide revised income and cash flow projections. PSE&G does not expect the revisions (with modified assumptions) to alter the conclusions of either this application or the June 4, 1999 application.

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          In sum, PSEG Power will be a financially robust entity with diverse generating assets and substantial revenue streams. PSEG Power will more than recover its marginal costs related to the additional nuclear interests by sale of the additional energy and capacity. PSEG ERT will have the ability to meet the obligation to PSEG Nuclear under the PSEG Nuclear - PSEG ERT power purchase agreement. Moreover, PSEG Power will be established with an investment grade bond rating, and will have access to commercial paper markets.

VI.  DECOMMISSIONING FINANCIAL ASSURANCE

          The transfer of the ACE and DP&L shares of the Salem units and Hope Creek will have no effect on the financial assurance for decommissioning the units. First, the proposed transfer has no effect upon PSE&Gs and PSEG Nuclear's approved decommissioning funding mechanism for the current 42.59% pro-rata share of Salem decommissioning costs and the 95% pro-rata share of Hope Creek decommissioning costs. Financial assurance is provided by existing Nuclear Decommissioning Trusts ("NDTs") for the plants, with continued funding through a New Jersey non-bypassable Societal Benefits Charge ("SBC").

          Second, the purchase agreements between PSEG Power and ACE and DP&L require that the funds in ACE's and DP&L's existing NDTs be transferred to PSEG Power. PSEG Power's intent is that the funds will be transferred to PSEG Nuclear.9 These funds will be combined with the existing PSE&G Salem and Hope Creek NDTs.

          With respect to the existing ACE and DP&L NDTs (both qualified and nonqualified), these funds are presently sufficient to satisfy the pro-rata shares of the NRC formula amounts for the radiological decontamination and decommissioning of the units, as calculated pursuant to 10 C.F.R. section 50.75(c), NRC Regulatory Guide 1.159, and NUREG-1307. As shown in Appendix 6, when earnings on the current funds are credited at a two percent annual real rate of return through the end of each unit's license terms, as allowed by 10 C.F.R. section 50.75(e)(1)(ii), the fund amounts exceed the pro rata shares of the NRC formula amount associated with 10 C.F.R. section 50.75(b) and (c) radiological decommissioning.

---------------

9 PSEG Nuclear also intends to address the federal tax implications of this transfer by private letter ruling from the Internal Revenue Service ("IRS"), or by legislative or regulatory changes, and expects to make the transfer of the NDTs on a tax-free basis. Obtaining such a ruling, however, is not a prerequisite to closing on this transaction or to the transfer of the NDTs.

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VII. PRICE-ANDERSON INDEMNITY AND NUCLEAR INSURANCE

          Following the transfer of ACE's and DP&L's interests to PSEG Nuclear, conforming changes in nuclear liability and nuclear property coverage and in the Price-Anderson indemnity agreement will be made, as necessary, in due course.

          The information provided in connection with PSEG Nuclear's financial qualifications demonstrates that PSEG Nuclear will retain the ability to pay the pro-rata increase in deferred premiums in compliance with 10 C.F.R. section 140.21.

VIII.  ANTITRUST CONSIDERATIONS

          Salem Units 1 and 2 were licensed under Section 104b of the AEA and, in accordance with Section 105 of the AEA, are not subject to antitrust review by the NRC.10 Hope Creek was licensed under Section 103 of the AEA and, therefore, the NRC previously conducted an antitrust review with respect to the unit when it was originally licensed. There are no antitrust license conditions in the Salem or Hope Creek licenses.

          In accordance with the Commission's recent decision in Kansas Gas and Electric Company (Wolf Creek Generating Station, Unit 1), CLI-99-19, 49 NRC 441
(1999), further antitrust review of a post-operating license transfer application is not required under the AEA. Accordingly, the NRC need not consider antitrust issues in connection with the proposed transfers.


IX.  RESTRICTED DATA

          The proposed transfer does not involve any Restricted Data or Classified National Security Information or any change in access to such Restricted Data or Classified National Security Information. PSE&G's and PSEG Nuclear's existing restrictions on access to Restricted Data and Classified National Security Information will be unaffected by the proposed transfer.

---------------

10 See NUREG-1574, "NRC Standard Review Plan on Antitrust Reviews," Sections 1.1, 1.3, and 1.5 (December 1997).

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X.   ENVIRONMENTAL CONSIDERATIONS

          The requested license transfers and the accompanying conforming administrative amendments are exempt from environmental review because they fall within the categorical exclusion appearing at 10 C.F.R. section 51.22(c)(21) for which neither an Environmental Assessment nor an Environmental Impact Statement is required. Moreover, the proposed license transfers do not involve any amendments to the licenses or other changes that would directly affect the actual operation of the Salem or Hope Creek units in any substantive way. The proposed transfers and amendments do not involve an increase in the amounts, or a change in the types, of any radiological effluents that may be allowed to be released off-site. Further, no increase in the individual or cumulative occupational radiation exposure is expected, and the proposed transfers and license changes have no environmental impact.

XI.  OTHER REQUIRED APPROVALS/SCHEDULE

          In addition to the NRC approval of the transaction, approval of the transfers of ACE's and DP&L's undivided interests in the Salem and Hope Creek units will be required from the Federal Energy Regulatory Commission.

          The parties intend to close on the asset purchase by March 31, 2000. Accordingly, PSE&G, PSEG Nuclear, ACE, and DP&L respectfully request NRC review and action on this submittal on a schedule consistent with this plan, and in any event no later than March 15, 2000. The parties request that the NRC consent to the transfer at any time for one year from the date of issuance of the NRC's order, to allow for completion of the activities associated with closing the transaction, receipt of required regulatory approvals, and contingencies.

          The parties will keep the NRC informed of any significant changes in the status of the other required approvals or the planned closing date.

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LR-N99529


APPENDICES

1.   Mark-up of Operating License and Technical Specifications: Salem Unit 1

2.   Mark-up of Operating License and Technical Specifications: Salem Unit 2

3.   Mark-up of Operating License and Technical Specifications: Hope Creek

4.   No Significant Hazards Consideration Determination

5.   Affirmation of Thomas S. Shaw (on behalf of ACE and DP&L)

6.   Nuclear Decommissioning Trust Funds: Status and Sufficiency

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LR-N99529


                                   Appendix 1

                SALEM UNIT 1 MARKED UP FACILITY OPERATING LICENSE


SALEM UNIT 1 CHANGES
References to Atlantic City Electric Company and Delmarva Power and Light Company are being deleted in the following Sections:


LICENSE SECTION, PAGE NUMBER       ACTION DESCRIPTION

Heading, page 1                    Deleted references to Atlantic City Electric
                                   Company and Delmarva Power and Light Company

Paragraph 1A, page 1               Deleted references to Atlantic City Electric
                                   Company and Delmarva Power and Light Company

Paragraph 2, page 2                Deleted references to Atlantic City Electric
                                   Company and Delmarva Power and Light Company

Paragraph 2A, page 2               Deleted references to Atlantic City Electric
                                   Company and Delmarva Power and Light Company

Paragraph 2B(1), page 3            Deleted references to Atlantic City Electric
                                   Company and Delmarva Power and Light Company

Appendix C                         Deleted references to Atlantic City Electric
                                   Company and Delmarva Power and Light Company

                                  UNITED STATES
                          NUCLEAR REGULATORY COMMISSION
                              WASHINGTON, DC 20555


                     PUBLIC SERVICE ELECTRIC AND GAS COMPANY
                          PHILADELPHIA ELECTRIC COMPANY

                                DOCKET NO. 50-272

                  SALEM NUCLEAR GENERATING STATION, UNIT NO. 1

                           FACILITY OPERATING LICENSE


                                                              Amendment No. 3
                                                              License No. DPR-70


1.   The Nuclear Regulatory Commission (the Commission) having found that:

     A. The application for license filed by the Public Service Electric and Gas Company and Philadelphia Electric Company, (the licensees) and the application for license amendment dated November 8, 1976, filed by Public Service Electric and Gas Company comply with the standards and requirements of the Atomic Energy Act (the Act) of 1954, as amended, and the Commission's rules and regulations set forth in 10 CFR Chapter I and all required notifications to other agencies or bodies have been duly made;

     B. Construction of the Salem Nuclear Generating Station, Unit No. 1 (facility) has been substantially completed in conformity with Provisional Construction Permit No. CPPR-52 and the application, as amended, the provisions of the Act and the rules and regulations of the Commission;

     C. The facility will operate in conformity with the application, as amended, the provisions of the Act, and the rules and regulations of the Commission;

     D. There is reasonable assurance: (i) that the activities authorized by this amended operating license can be conducted without endangering the health and safety of the public, and (ii) that such activities will be conducted in compliance with the rules and regulations of the Commission;

     E. Public Service Electric and Gas Company is technically qualified and the licensees are financially qualified to engage in the activities authorized by this amended operating license in accordance with the rules and regulations of the Commission;

     F. The licensees have satisfied the application provisions of 10 CFR Part 140, "Financial Protection Requirements and Indemnity Agreements," of the Commission's regulations;

     G. The issuance of this amended operating license will not be inimical to the common defense and security or to the health and safety of the public;

     H. After weighing the environmental, economic, technical, and other benefits of the facility against environmental and other costs and considering available alternatives, the issuance of Amendment No. 3 to Facility Operating License No. DPR-70 subject to the conditions for protection of the environment set forth in the Technical Specifications, Appendix B is in accordance with 10 CFR Part 51 (and with former Appendix D to 10 CFR Part 50) of the Commission's regulations and all applicable requirements have been satisfied; and

     I. The receipt, possession, and use of source, byproducts and special nuclear material as authorized by this amended license will be in accordance with the Commission's regulations in 10 CFR Parts 30, 40, and 70, including 10 CFR Sections 30.33, 40.32, and 70.23 and 70.31.

2. Facility Operating License No. DPR-70, issued to the Public Service Electric and Gas Company and Philadelphia Electric Company, is hereby amended in its entirety, to read as follows:

     A. This amended license applies to the Salem Nuclear Generating Station, Unit No. 1, a pressurized water nuclear reactor and associated equipment (the facility), owned by the Public Service Electric and Gas Company and Philadelphia Electric Company and operated by Public Service Electric and Gas Company. The facility is located on the applicants' site in Salem County, New Jersey, on the southern end of Artificial Island on the east bank of the Delaware River in Lower Alloways Creek Township, and is described in the "Final Safety Analysis Report" as supplemented and amended (Amendments 10 through 39) and the Environmental Report as supplemented and amended (Amendments 1 through 3).

     B. Subject to the conditions and requirements incorporated herein, the Commission hereby licenses

          (1) Public Service Electric and Gas Company and Philadelphia Electric Company to possess the facility at the designated location in Salem County, New Jersey, in accordance with the procedures and limitations set forth in this amended license;

          (2) Public Service Electric and Gas Company, pursuant to Section 104b of the Act and 10 CFR Part 50, "Licensing of Production and Utilization Facilities," to possess, use and operate the facility;

          (3) Public Service Electric and Gas Company, pursuant to the Act and 10 CFR Part 70, to receive, possess and use at any time special nuclear material as reactor fuel, in accordance with the limitations for storage and amounts required for reactor operation, as described in the Final Safety Analysis Report, as supplemented and amended;

          (4) Public Service electric and Gas Company, pursuant to the Act and 10 CFR Parts 30, 40 and 70 to receive, possess and use at any time any byproducts, source and special nuclear material as sealed neutron sources for reactor startup, sealed sources for reactor instrumentation and radiation monitoring equipment calibration, and as fission detectors in amounts as required;

          (5) Public Service Electric and Gas Company, pursuant to the Act and 10 CFR Parts 30, 40 and 70 to receive, possess and use in amounts as required any byproduct, source or special nuclear material without restriction to chemical or physical form, for sample analysis or instrument calibration or associated with radioactive apparatus or components; and

          (6) Public Service Electric and Gas Company, pursuant to the Act and 10 CFR Parts 30 and 70, to possess, but not separate, such byproduct and special nuclear materials as may be produced by the operation of the facility.

C. This amended license shall be deemed to contain and is subject to the conditions specified in the following Commission regulations in 10 CFR Chapter I: Part 20, Section 30.34 of Part 30, Section 40.41 of Part 40, Sections 50.54 and 50.59 of Part 50, and Section 70.32 of part 70; and is subject to all applicable provisions of the Act and to the rules, regulations, and orders of the Commission now or hereafter in effect and is subject to the additional conditions specified or incorporated below:

                                   APPENDIX C
                              ADDITIONAL CONDITIONS
                          OPERATING LICENSE NO. DPR-70


Public Service Electric and Gas Company and Philadelphia Electric Company shall comply with the following conditions on the schedules noted below:

Amendment      Additional Condition                                                  Implementation Date
Number

192            The licensee is authorized to relocate certain Technical              The amendment ___
               Specification requirements to licensee controlled documents.          implemented ____
               Implementation of this amendment shall include the relocation of      days from _____
               these technical specification requirements to the appropriate documents, as described in the licensee's application dated
               January 11, 1996, as supplemented by letters dated February 26,
               May 22, June 27, July 12, December 22, 1996 and March 17, 1997,
               and evaluated in the staff's safety evaluation attached to this amendment.

194            The licensee is authorized to upgrade the initiation circuitry        The amendment shall
               for the power operated relief valves, as described in the             implemented prior to
               licensee's application dated January 31, 1997, as supplemented by     entry into Mode __
               letters dated March 14, April 8, and April 28, 1997, and              the current ___ for
               evaluated in the staff's safety evaluation attached to this           Salem, Unit 1
               amendment.

196            The licensee shall complete all modifications associated with the     The amendment shall
               amendment request concerning Containment Fan Cooler Units (CFCU)      be implemented prior
               response time dated October 25, 1996, as described in the letters     to entry into Mode
               supplementing the amendment request dated December 11, 1996,          ___ the current ___
               January 28, March 27, April 24, June 3, and June 12, 1997, prior      for Salem Unit 1.
               to entry into Mode 3 following refueling outage 12. All
               modifications made in support of this amendment request and described in the referenced submittals shall be in conformance with the existing design basis for Salem Unit 1, and programmatic controls for tank monitoring instrumentation shall be as
               described in the letter dated April 24, 1997. Post modification testing and confirmatory analyses shall be as described in the letter dated March 27, 1997 Future changes to the design
               described in these submittals may be made in accordance with the provisions of 10 CFR 50.59. Further, the administrative controls associated with CFCU operability and containment integrity described in the letters dated March 27, and April 24, 1997 shall not be relaxed or changed without prior staff review until such time as the license has been amended to include the
               administrative controls as technical specification requirements.

198            The licensee shall perform an evaluation of the containment liner     The amendment shall
               anchorage by November 30, 1997, for the loading induced on the        be implement within
               containment liner during a Main Stream Line Break event to            30 days from July 10,
               confirm the assumptions provided in the Preliminary Safety            1997.
               Analysis Report and Updated Final Safety Analysis Report.

                                  UNITED STATES
                          NUCLEAR REGULATORY COMMISSION
                              WASHINGTON, DC 20555


                     PUBLIC SERVICE ELECTRIC AND GAS COMPANY
                          PHILADELPHIA ELECTRIC COMPANY

                                DOCKET NO. 50-311

                  SALEM NUCLEAR GENERATING STATION, UNIT NO. 2

                           FACILITY OPERATING LICENSE


                                                              License No. DPR-75


1.   The Nuclear Regulatory Commission (the Commission) having found that:

     A. The application for license filed by the Public Service Electric and Gas Company and the Philadelphia Electric Company (hereinafter referred to as the licensees) complies with the standards and requirements of the Atomic Energy Act of 1954, as amended (the Act), and the Commission's regulations set forth in 10 CFR Chapter I and all required notifications to other agencies or bodies have been duly made;

     B. Construction of the Salem Nuclear Generating Station, Unit No. 2 (facility) has been substantially completed in conformity with Construction Permit No. CPPR-53 and the application, as amended, the provisions of the Act and the regulations of the Commission;

     C. The facility will operate in conformity with the application, as amended, the provisions of the Act, and the regulations of the Commission;

     D. There is reasonable assurance: (i) that the activities authorized by this operating license can be conducted without endangering the health and safety of the public, and (ii) that such activities will be conducted in compliance with the Commission's regulations set forth in 10 CFR Chapter I;

     E. Public Service Electric and Gas Company is technically qualified to engage in the activities authorized by this operating license in accordance with the Commission's regulations set forth in 10 CFR Chapter I;

     F. The licensees are financially qualified to engage in the activities authorized by this license in accordance with the Commission's regulations set forth in 10 CFR Chapter I;

     G. The licensees have satisfied the applicable provisions of 10 CFR Part 140 "Financial Protection Requirements and Indemnity Agreements," of the Commission's regulations;

     H. The issuance of this operating license will not be inimical to the common defense and security or to the health and safety of the public;

     I. After weighing the environmental, economic, technical, and other benefits of the facility against environmental and other costs and considering available alternatives, the issuance of Facility Operating License No. DPR-75 subject to the conditions for protection of the environment set forth herein is in accordance with 10 CFR Part 50 Appendix D of the Commission's regulations and all applicable requirements have been satisfied; and

     J. The receipt, possession, and use of source, byproducts and special nuclear material as authorized by this license will be in accordance with the Commission's regulations in 10 CFR Parts 30, 40, and 70.

2. Pursuant to approval by the Nuclear Regulatory Commission at meetings on January 14, 1981, April 28, 1981, and May 19, 1981, the License for Fuel-Loading and Low-Power Testing issued on April 18, 1980 is superseded by Facility Operating License No. DPR-75 hereby issued to Public Service Electric and Gas Company and Philadelphia Electric Company, (licensees) to read as follows:

     A. This license applies to the Salem Nuclear Generating Station, Unit No. 2, a pressurized water nuclear reactor and associated equipment (the facility), owned by the licensees. The facility is located on the southern end of Artificial Island on the east bank of the Delaware River in Lower Alloways Creek Township in Salem County, New Jersey and is described in the "Final Safety Analysis Report" as supplemented and amended and the Environmental Report as supplemented and amended.

     B. Subject to the conditions and requirements incorporated herein, the Commission hereby licenses

          (1) Public Service Electric and Gas Company and Philadelphia Electric Company to possess the facility at the designated location in Salem County, New Jersey, in accordance with the procedures and limitations set forth in this amended license;

          (2) Public Service Electric and Gas Company, pursuant to Section 104b of the Act and 10 CFR Part 50, "Licensing of Production and Utilization Facilities," to possess, use and operate the facility;

          (3) Public Service Electric and Gas Company, pursuant to the Act and 10 CFR Part 70, to receive, possess and use at any time special nuclear material as reactor fuel, in accordance with the limitations for storage and amounts required for reactor operation, as described in the Final Safety Analysis Report, as supplemented and amended;

          (4) Public Service Electric and Gas Company, pursuant to the Act and 10 CFR Parts 30, 40 and 70 to receive, possess and use at any time any byproducts, source and special nuclear material as sealed neutron sources for reactor startup, sealed sources for reactor instrumentation and radiation monitoring equipment calibration, and as fission detectors in amounts as required;

          (5) Public Service Electric and Gas Company, pursuant to the Act and 10 CFR Parts 30, 40 and 70 to receive, possess and use in amounts as required any byproduct, source or special nuclear material without restriction to chemical or physical form, for sample analysis or instrument calibration or associated with radioactive apparatus or components; and

          (6) Public Service Electric and Gas Company, pursuant to the Act and 10 CFR Parts 30 and 70, to possess, but not separate, such byproduct and special nuclear materials as may be produced by the operation of the facility.

C. This amended license shall be deemed to contain and is subject to the conditions specified in the following Commission regulations in 10 CFR Chapter I: Part 20, Section 30.34 of Part 30, Section 40.41 of Part 40, Sections 50.54 and 50.59 of Part 50, and Section 70.32 of part 70; and is subject to all applicable provisions of the Act and to the rules, regulations, and orders of the Commission now or hereafter in effect and is subject to the additional conditions specified or incorporated below:

                                   APPENDIX C

                              ADDITIONAL CONDITIONS
                          OPERATING LICENSE NO. DPR-75


Public Service Electric and Gas Company and Philadelphia Electric Company shall comply with the following conditions on the schedules noted below:


Amendment      Additional Condition                                                  Implementation Date
Number

175            The licensee is authorized to relocate certain Technical              The amendment shall
               Specification requirements to licensee controlled documents.          be implemented
               Implementation of this amendment shall include the relocation of      within __ days from
               these technical specification requirements to the appropriate         March ___ 1997
               documents, as described in the licensee's application dated
               January 11, 1996, as supplemented by letters dated February 26,
               May 22, June 27, July 12, December 22, 1996 and March 17, 1997,
               and evaluated in the staff's safety evaluation attached to this amendment.

177            The licensee is authorized to upgrade the initiation circuitry        The amendment ___
               for the power operated relief valves, as described in the             implemented prior to
               licensee's application dated January 31, 1997, as supplemented by     entry into Mode ___
               letters dated March 14, April 8, and April 28, 1997, and              the current ___ for
               evaluated in the staff's safety evaluation attached to this           Salem Unit 2.
               amendment.

179            All modifications made in support of the amendment request            The amendment ___
               concerning Containment Fan Cooler Units (CFCU) response time          implemented prior to
               dated October 25, 1996, as described in the letters supplementing     entry into Mode ___
               the amendment request dated December 11, 1996, January 28, March      the current ___ for
               27, April 24, June 3, and June 12, 1997, shall be in conformance      Salem Unit 2.
               with the existing design basis for Salem Unit 2, and programmatic controls for tank monitoring instrumentation shall be as
               described in the letter dated April 24, 1997. Post modifications testing and confirmatory analyses shall be as described in the letter dated March 27, 1997. Future changes to the design
               described in these submittals may be made in accordance with the provisions of 10 CFR 50.59. Further, the administrative controls associated with CFCU operability and containment integrity described in the letters dated March 27, and April 24, 1997 shall not be relaxed or changed without prior staff review until such time as the license has been amended to include the
               administrative controls as technical specification requirements.

181            The licensee shall perform an evaluation of the containment liner     The amendment shall
               anchorage by November 30, 1997, for the loading induced on the        be implement within
               containment liner during a Main Stream Line Break event to            30 days from July __,
               confirm the assumption provided in the Preliminary Safety             1997.
               Analysis Report and Updated Final Safety Analysis Report.

Document Control Desk                                               Attachment 1
LR-N99529


                                   Appendix 3

                HOPE CREEK 1 MARKED UP FACILITY OPERATING LICENSE


HOPE CREEK CHANGES

References to Atlantic City Electric Company are being deleted in the following
Sections:


LICENSE SECTION, PAGE NUMBER       ACTION DESCRIPTION

Heading, page 1                    Delete references to Atlantic City Electric
                                   Company

Paragraph 1A, 1E and footnote,     Delete references to Atlantic City Electric
page 1                             Company and footnote references to Atlantic
                                   City Electric Company

Paragraph 2, page 2                Delete references to Atlantic City Electric
                                   Company

Paragraph 2A, page 2               Delete references to Atlantic City Electric
                                   Company

Paragraph 2B(2), page 2            Delete paragraph

Appendix C                         Deleted references to Atlantic City Electric
                                   Company

                                 UNITED STATES
                         NUCLEAR REGULATORY COMMISSION
                              WASHINGTON, DC 20555


                      PUBLIC SERVICE ELECTRIC & GAS COMPANY

                                DOCKET NO. 50-354

                          HOPE CREEK GENERATING STATION

                           FACILITY OPERATING LICENSE


                                                              License No. NPF-57


1. The Nuclear Regulatory Commission (the Commission or the NRC) has found that:

     A. The application for license filed by the Public Service Electric & Gas Company acting on behalf of itself (the licensee) complies with the standards and requirements of the Atomic Energy Act of 1954, as amended (the Act), and the Commission's regulations set forth in 10 CFR Chapter I, and all required notifications to other agencies or bodies have been duly made;

     B. Construction of the Hope Creek Generating Station (the facility) has been substantially completed in conformity with Construction Permit No. CPPR-120 and the application, as amended, the provisions of the Act and the regulations of the Commission;

     C. The facility will operate in conformity with the application, as amended, the provisions of the Act, and the regulations of the Commission (except as exempted from compliance in Section 2.D. below);

     D. There is reasonable assurance: (i) that the activities authorized by this operating license can be conducted without endangering the health and safety of the public, and (ii) that such activities will be conducted in compliance with the Commission's regulations set forth in 10 CFR Chapter I (except as exempted from compliance in Section 2.D. below);

     E. Public Service Electric and Gas Company is technically qualified to engage in the activities authorized by this license in accordance with the Commission's regulations set forth in 10 CFR Chapter I;

     F. The licensee has satisfied the application provisions of 10 CFR Part 140, "Financial Protection Requirements and Indemnity Agreements," of the Commission's regulations;

     G. The issuance of this license will not be inimical to the common defense and security or to the health and safety of the public;

     H. After weighing the environmental, economic, technical, and other benefits of the facility against environmental and other costs and considering available alternatives, the issuance of Facility Operating License No. NPF-57, subject to the conditions for protection of the environment set forth in the Environmental Protection Plan attached as Appendix B, is in accordance with 10 CFR Part 51 of the Commission's regulations and all applicable requirements have been satisfied; and

     I. The receipt, possession, and use of source, byproducts and special nuclear material as authorized by this license will be in accordance with the Commission's regulations in 10 CFR Parts 30, 40, and 70.

2. Based on the foregoing findings and approval by the Nuclear Regulatory Commission at a meeting on July 21, 1986, the License for Fuel Loading and Low Power Testing, License No. NPF-50, issued on April 11, 1986, is superseded by Facility Operating License NPF-57 hereby issued to Public Service Electric & Gas Company (the licensee), to read as follows:

     A. This license applies to the Hope Creek Generating Station, a boiling water nuclear reactor and associated equipment (the facility) owned by Public Service Electric & Gas Company. The facility is located on the licensee' site on the east bank of the Delaware River in Lower Alloways Creek Township, Salem County, New Jersey. The facility is located approximately eight miles southwest of Salem, New Jersey and is described in the Public Service Electric & Gas Company's Final Safety Analysis Report, as supplemented and amended, and in the Environmental Report, as supplemented and amended.

     B. Subject to the conditions and requirements incorporated herein, the Commission hereby licenses

          (1)  Public Service Electric & Gas Company (PSE&G), pursuant to
               Section 103 of the Act and 10 CFR Part 50, to posses, use and operate the facility at the above designated location in Salem County, New Jersey, in accordance with the procedures and limitations set forth in this license;

          (2) PSE&G, pursuant to the Act and 10 CFR Part 70, to receive, possess and use at any time special nuclear material as reactor fuel, in accordance with the limitations for storage and amounts required for reactor operation, as described in the Final Safety Analysis Report, as supplemented and amended:

                                   APPENDIX C

                              ADDITIONAL CONDITIONS
                          OPERATING LICENSE NO. DPR-57

Public Service Electric and Gas Company shall comply with the following conditions on he schedules noted below:

Amendment      Additional Condition                                                  Implementation Date
Number

97             The Licensee is authorized to relocate certain Technical              The amendment
               Specification requirements to licensee-controlled documents.          shall be
               Implementation of this amendment shall include the relocation of      implemented
               these technical specification requirements to the appropriate         within 60 days
               documents, as described in the licensee's application dated           from March 21,
               January 11, 1996, as supplemented by letters dated February 26,       1997.
               May 22, June 27, July 12, December 23, 1996, ad March 17, 1997,
               and evaluated in the staff's safety evaluation attached to this amendment.

103            The licensee shall relocate the list of "Motor Operated Valves -      The amendment
               Thermal Overload Protection (BYPASSED)" from the Technical            shall be
               Specifications (Table 3.8.4.2-1) to the Updated Final Safety          implemented
               Analysis Report, as described in the licensee's application dated     within 60 days
               July 7, 1997, and evaluated in the staff's safety evaluation          from September
               attached to this amendment.                                           16, 1997.

105            The licensee shall use the Banked Pattern Withdrawal System or an     The amendment
               improved version such as the Reduced Notch Worth Procedure as         shall be
               described in the licensee's application dated June 19, 1997, and      implemented
               evaluated in the staff's safety evaluation attached to this           within 60 days
               amendment.                                                            from September
                                                                                     30, 1997.

110            The licensee shall relocate the suppression chamber water             The amendment
               volume, as contained in Technical Specifications 3.5.3.a,             shall be
               3.5.3.b, 3.6.2.1.a.1 and 5.2.1 to the Updated Final Safety            implemented
               Analysis Report, as described in the licensee's application dated     within 60 days
               August 20, 1997, and evaluated in the staff's safety evaluation       1997.
               attached to this amendment.

114            The licensee is authorized to perform single cell charging of         The amendment
               connected cells in OPERABLE class 1E batteries as described in        shall be
               the licensee's application dated September 8, 1998 as                 implemented
               supplemented by letter dated December 8, 1998, and evaluated in       within 60 days
               the staff's safety evaluation attached to this amendment.             from February 9,
                                                                                     1999.

Document Control Desk                                               Attachment 1
LR-N99529

                                   APPENDIX 4

LICENSE CHANGE REQUEST (LCR)

The Operating License and Technical Specification changes proposed by LCR S99-23 for the Salem Generating Station, Units 1 and 2, are described and shown in Appendix 1 and Appendix 2 of this Application. The Operating License and Technical Specification changes proposed by LCR H99-13 for the Hope Creek Generating Station as described in Appendix 3 of this Application. The purpose of these changes is to revise or replace references to Atlantic City Electric Company ("ACE") and Delmarva Power & Light Company ("DP&L"). The reason and justification for these changes, as well as additional background information, is contained in following section and Attachment 1 of this letter. The following section provides the 10 C.F.R. section 50.92 No Significant Hazards Consideration determination for these changes. The proposed amendment changes were reviewed by the Salem and Hope Creek Station Operations Review Committee.

NO SIGNIFICANT HAZARDS CONSIDERATION DETERMINATION

Although not required by the rule governing license transfer, which became effective December 3, 1998, this No Significant Hazards Consideration evaluation is included to facilitate NRC Staff review of the application and the conforming license amendments.

Description of the Change

The proposed changes involve only administrative or conforming changes to the Operating Licenses and plant Technical Specifications to delete ACE and DP&L as licensed owners to reflect the transfers in ACE's and DP&L's non-operating ownership interests in Salem Units 1 and 2, and ACE's non-operating ownership interest in Hope CreeK to PSEG Nuclear LLC.

Basis for Proposed No Significant Hazards Consideration Determination

1. The conforming amendments do not involve a significant increase in the probability or consequences of an accident previously evaluated.

The proposed amendments do not involve a significant increase in the probability of consequences of an accident previously evaluated because of the following:

Document Control Desk                                               Attachment 1
LR-N99529


The changes do not involve any change in the design, configuration, or operation of the nuclear plants. PSEG Nuclear1 will be the licensed operator with all necessary operating authorities and technical qualifications. All Limiting Conditions for Operation, Limiting Safety System Settings and Safety Limits specified in the Technical Specifications remain unchanged. Also, the Physical Security Plans and related plans, the Operator Training and Requalification Programs, the Quality Assurance Programs, and the Emergency Plans are not being changed by the proposed amendment.

2. The conforming amendments do not create the possibility of a new or different kind of accident from any accident previously evaluated.

The proposed amendments do not create the possibility of a new or different kind of accident from any accident previously because of the following:

The changes do not involve any change in the management at the plants or in its design, configuration, or operation. The current plant design and design bases will remain the same. The current plant safety analyses remain complete and accurate in addressing the design basis events and in analyzing plant response and consequences.

The Limiting Conditions for Operations, Limiting Safety System Settings and Safety Limits specified in the Technical Specifications are not affected by the change. As such, the plant conditions for which the design basis accident analyses were performed remain valid. The change does not introduce a new mode of plant operation or new accident precursors, does not involve any physical alterations to plant configurations, or make changes to system set points that could initiate a new or different kind of accident.

3. The proposed amendments do not involve a significant reduction in a margin of safety.

The proposed amendments do not involve any reduction in a margin of safety because of the following:

The changes do not affect the financial qualifications of the remaining licensees (PSEG Nuclear and PECO Energy in the case of Salem Units 1 and 2, and PSEG Nuclear in the case of Hope Creek) or the management of the plant. Likewise, the changes do not involve the design, configuration, or operation of the nuclear plants. The change does not affect either the way in

---------------

1 This evaluation refers to PSEG Nuclear as the qualified licensee. By separate application, PSE&G requested NRC approval to transfer PSE&G's ownership interests and operating responsibilities to PSEG Nuclear.

Document Control Desk                                               Attachment 1
LR-N99529


which the plant structures, systems, and components perform their safety function or their design and licensing bases. Plant safety margins are established through Limiting Conditions for Operation, Limiting Safety System Settings and Safety Limits specified in the Technical Specifications. Because there is no change to the physical design of the plant, there is no change to any of these margins.

Document Control Desk                                               Attachment 1
LR-N99529


                                   Appendix 5

            Affirmation of Thomas S. Shaw (on behalf of ACE and DP&L) Consent of ACE and DP&L to the filing of this transfer application.

License Nos. DPR-70                                           Docket Nos. 50-272
             DPR-75                                                       50-311
             NPF-57                                                       50-354

                                   APPENDIX 5
                          AFFIRMATION OF THOMAS S. SHAW


I, Thomas S. Shaw, being duly sworn, state as follows:

1. I am executive Vice-President of Atlantic City Electric Company ("ACE"), and Executive Vice President of Delmarva Power & Light Company ("DP&L").

2. ACE and DP&L have agreed to transfer their respective minority, non-operating ownership interests in the Salem Generating Station, Units 1 and 2, to PSEG Power LLC ("PSEG Power"), and ACE has agreed to transfer its minority, non-operating ownership interest in the Hope Creek Generating Station to PSEG Power. PSEG Power has informed ACE and DP&L that it intends to transfer rights to acquire the assets under the purchase agreements to PSEG Nuclear LLC ("PSEG Nuclear").

3. ACE and DP&L have further agreed to authorize PSEG Nuclear to file on their behalf an application for the consent of the Nuclear Regulatory Commission ("NRC") to the transfer of their above referenced interests in the Salem Generating Station, Units 1 and 2, and the Hope Creek Generating Station, to PSE&G Nuclear.

                                        /s/ Thomas S. Shaw
                                        ----------------------------------------
                                        Thomas S. Shaw
                                        Executive Vice-President
                                        Atlantic City Electric Company and
                                        Delmarva Power & Light Company

STATE OF       Delaware

COUNTY OF      New Castle

          Subscribed and sworn to me, a Notary Public, in and for the County and State above named, this 14th day of December 1999.



                                        /s/ Elizabeth Miller
                                        ----------------------------------------
                                        My Commission Expires: October 31, 2001

Document Control Desk                                               Attachment 1
LR-N99529







                                   Appendix 6


            Nuclear Decommission Trust Funds: Status and Sufficiency

                                   APPENDIX 6
                       NUCLEAR DECOMMISSIONING TRUST FUNDS
                CO-OWNER SHARE BASED ON NRC FILING OF MARCH 1999

                         SALEM 1        SALEM 2          HC
                         -------        -------          --
PRE-ACQUISITION

PSE&G                    123,819        123,819        342,263

PECO                     123,819        123,819

CONECTIV                  43,084         43,084         18,014
                         -------        -------        -------

TOTAL                    290,722        290,722        360,277
                         -------        -------        -------


POST ACQUISITION

PSE&G                    166,903        166,903        360,277

PECO                     123,819        123,819

CONECTIV                       0              0              0

TOTAL                    290,722        290,722        360,277
                         -------        -------        -------

NOTE: Atlantic City Electric and Delmarva Power and Light are wholly-owned subsidiaries.

              FUNDING STATUS WITH 0% COST ESCALATION AND NOMINAL 2%
                               REAL RATE OF RETURN
                                  SALEM UNIT 1


                                                             NRC           NRC
YEAR        CONTRIB'N        EARNINGS        BALANCE       MINIMUM       STATUS
----        ---------        --------        -------       -------       ------

1998            0                             41,035        43,084        95.24%
1999            0               821           41,856        43,084        97.15%
2000            0               837           42,693        43,084        99.09%
2001            0               854           43,547        43,084       101.07%
2002            0               871           44,418        43,084       103.10%
2003            0               888           45,306        43,084       105.16%
2004            0               906           46,212        43,084       107.26%
2005            0               924           47,136        43,084       109.41%
2006            0               943           48,079        43,084       111.59%
2007            0               962           49,041        43,084       113.83%
2008            0               981           50,021        43,084       116.10%
2009            0             1,000           51,022        43,084       118.42%
2010            0             1,020           52,042        43,084       120.79%
2011            0             1,041           53,083        43,084       123.21%
2012            0             1,062           54,145        43,084       125.67%
2013            0             1,083           55,228        43,084       128.19%
2014            0             1,105           53,332        43,084       130.75%
2015            0             1,127           57,459        43,084       133.36%
2016            0             1,149           58,608        43,084       136.03%

NOTE:  Based on NRC minimum certification amount as of 12/31/98.

              FUNDING STATUS WITH 0% COST ESCALATION AND NOMINAL 2%
                               REAL RATE OF RETURN
                                  SALEM UNIT 2

                                                             NRC           NRC
YEAR        CONTRIB'N        EARNINGS        BALANCE       MINIMUM       STATUS
----        ---------        --------        -------       -------       ------

1998            0                             30,426        43,084        70.62%
1999            0               609           31,035        43,084        72.03%
2000            0               621           31,655        43,084        73.47%
2001            0               633           32,288        43,084        74.94%
2002            0               646           32,934        43,084        76.44%
2003            0               659           33,593        43,084        77.97%
2004            0               672           34,265        43,084        79.53%
2005            0               685           34,950        43,084        81.12%
2006            0               699           35,649        43,084        82.74%
2007            0               713           36,362        43,084        84.40%
2008            0               727           37,089        43,084        86.09%
2009            0               742           37,831        43,084        87.81%
2010            0               757           38,588        43,084        89.56%
2011            0               772           39,359        43,084        91.35%
2012            0               787           40,146        43,084        93.18%
2013            0               803           40,949        43,084        95.05%
2014            0               819           41,768        43,084        96.95%
2015            0               835           42,604        43,084        98.89%
2016            0               852           43,456        43,084       100.86%
2017            0               869           44,325        43,084       102.88%
2018            0               886           45,211        43,084       104.94%
2019            0               904           46,116        43,084       107.04%
2020            0               922           47,038        43,084       109.18%

NOTE:  Based on NRC minimum certification amount of 12/31/98.

              FUNDING STATUS WITH 0% COST ESCALATION AND NOMINAL 2%
                               REAL RATE OF RETURN
                                   HOPE CREEK

                                                             NRC           NRC
YEAR        CONTRIB'N        EARNINGS        BALANCE       MINIMUM       STATUS
----        ---------        --------        -------       -------       ------

1998            0                              9,681        18,014        53.74%
1999            0               223            9,904        18,014        54.98%
2000            0               228           10,131        18,014        56.24%
2001            0               233           10,364        18,014        57.54%
2002            0               238           10,603        18,014        58.86%
2003            0               244           10,847        18,014        60.21%
2004            0               249           11,096        18,014        61.60%
2005            0               255           11,351        18,014        63.01%
2006            0               261           11,612        18,014        64.46%
2007            0               267           11,880        18,014        65.95%
2008            0               273           12,153        18,014        67.46%
2009            0               280           12,432        18,014        69.01%
2010            0               286           12,718        18,014        70.60%
2011            0               293           13,011        18,014        72.23%
2012            0               299           13,310        18,014        73.89%
2013            0               306           13,616        18,014        75.59%
2014            0               313           13,929        18,014        77.33%
2015            0               320           14,250        18,014        79.10%
2016            0               328           14,577        18,014        80.92%
2017            0               335           14,913        18,014        82.78%
2018            0               343           15,256        18,014        84.69%
2019            0               351           15,607        18,014        86.64%
2020            0               359           15,966        18,014        88.63%
2021            0               367           16,333        18,014        90.67%
2022            0               376           16,708        18,014        92.75%
2023            0               384           17,093        18,014        94.89%
2024            0               393           17,486        18,014        97.07%
2025            0               402           17,888        18,014        99.30%
2026            0               411           18,299        18,014       101.58%

NOTE:  Based on NRC minimum certification amount as of 12/31/98.

            DERIVATION OF ESCALATION FACTOR, 1999 ESCALATED COST AND CO-OWNER'S SHARE OF ESCALATED COSTS FOR SALEM UNIT NO. 1

                          ESCALATION FACTOR - YEAR 1999
                                 AS OF 12/31/98


                                                                  WEIGHTED
                                                                 ESCALATION
                    ESCALATION FACTOR        PERCENTAGE            FACTOR

Labor                     1.662                65.00%               1.080

Energy                    0.848                13.00%               0.110

Burial                    7.173                22.00%               1.578
                                                                    -----
1999 Escalation Factor                                              2.769


                               1999 ESCALATED COST

                                                                 THOUSANDS
100% Minimum Decommission Costs per NRC -
1986 Dollars (b)                                                 $105,000
1999 Escalation Factor                                              2.769
                                                                 --------
Escalated Costs in 1999                                          $290,723


                       CO-OWNERS' SHARE OF ESCALATED COST

Public Service Electric and Gas Company - 42.59%                 $123,819

PECO Energy - 42.59%                                             $123,819

Conectiv - 14.82%                                                 $43,804

            DERIVATION OF ESCALATION FACTOR, 1999 ESCALATED COST AND CO-OWNER'S SHARE OF ESCALATED COSTS FOR SALEM UNIT NO. 2

                          ESCALATION FACTOR - YEAR 1999
                                 AS OF 12/31/98


                                                                  WEIGHTED
                                                                 ESCALATION
                    ESCALATION FACTOR        PERCENTAGE            FACTOR

Labor                     1.662                65.00%               1.080

Energy                    0.848                13.00%               0.110

Burial                    7.173                22.00%               1.578
                                                                    -----
1999 Escalation Factor                                              2.769


                               1999 ESCALATED COST

                                                                 THOUSANDS
100% Minimum Decommission Costs per NRC -
1986 Dollars (b)                                                 $105,000
1999 Escalation Factor                                              2.769
                                                                 --------
Escalated Costs in 1999                                          $290,723


                       CO-OWNERS' SHARE OF ESCALATED COST

Public Service Electric and Gas Company - 42.59%                 $123,819

PECO Energy - 42.59%                                             $123,819

Conectiv - 14.82%                                                 $43,804

            DERIVATION OF ESCALATION FACTOR, 1999 ESCALATED COST AND CO-OWNER'S SHARE OF ESCALATED COSTS FOR HOPE CREEK UNIT NO. 1

                          ESCALATION FACTOR - YEAR 1999
                                 AS OF 12/31/98


                                                                  WEIGHTED
                                                                 ESCALATION
                    ESCALATION FACTOR        PERCENTAGE            FACTOR

Labor                     1.662                65.00%               1.080

Energy                    0.635                13.00%               0.083

Burial                    6.966                22.00%               1.533
                                                                    -----
1999 Escalation Factor                                              2.696


                               1999 ESCALATED COST

                                                                 THOUSANDS
Thermal Rating (Mwt)                                                3,293
                                                       times            9
                                                                 --------
                                                                  $29,637
                                                       plus       104,000
                                                                  -------
100% Minimum Decommission Cost per NRC-
1986 Dollars                                                      133,637
1999 Escalation Factor                                              2,696
                                                                  -------

Escalated Cost in 1999                                           $360,277


                       CO-OWNERS' SHARES OF ESCALATED COST

Public Service Electric and Gas Company - 95%                    $342,263

Atlantic City Electric Company  - 5%                              $18,014